EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-88624 of C&F Financial Corporation on Form S-8 of our report dated January 15,1998, incorporated by reference in this Annual Report on Form 10-KSB of C&F Financial Corporation for the year ended December 31, 1997.


/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
March 20, 1998